ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of the 22nd day of November,   2020, by and between Inside Auto Parts, Inc. (EIN # 54-1672337) through its President Mr. Anderson Jackson, Jr., who is the owner of all of the issued and outstanding shares of the Inside Auto Parts, Inc., a company incorporated in the Commonwealth of Virginia having its offices at 314 Pendleton Road, Mineral, Virginia 23117 as Seller and Free Flow, Inc. a Delaware Corporation, (EIN 45-3838831) having its offices at 6269 Caledon Road, King George, VA 22485 (hereinafter called “FFLO”) as Buyer.

RECITALS:

WHEREAS, Seller desires to sell its assets listed in Exhibit A-1 (collectively the   "Facility "); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all Seller's rights, title and interest, if any, in and to certain assets on the terms described below.

NOW, THEREFORE, the parties agree as follows:

1.Preamble; Preliminary Recitals.

The preamble and preliminary recitals set forth above are by this reference incorporated in and made a part of this Agreement.

2.Purchase of Assets.

Subject to the provisions of this Agreement, Buyer agrees to purchase, and Sellers agree to sell, all Sellers’ rights, title and interest, if any, in and to the Purchased Assets, as defined in this paragraph. The purchase price for the Purchased Assets shall be NINE HUNDRED FORTY THOUSAND DOLLARS ($940,000.00) ("Purchase Price") and other considerations specifically not being defined herein.

"Purchased Assets" means, collectively all tangible property, including furniture, fixtures, machinery, equipment, tools, and inventory* ("Inventory")., and real estate consisting of 16 acres of land with existing buildings in Louisa County, Virginia, identified as 314 Pendleton Road, free and clear of any/all liens and/or encumbrances.

* excludes inventory of dealership division, i.e., the dealership has zero inventory.

3.Payment of Purchase Price.

In consideration of $940,000.00, and other considerations, Seller agrees to sell the Purchased Assets to Buyer for a total consideration of $940,000.00.  The Purchase Price shall be paid by the delivery of two promissory notes.  The Buyer shall execute one promissory note for all assets purchased excluding land and building for a sum of $353,000 (the “Personal Property Note”) and

a second promissory note against purchase of land and building for a sum of $587,000 (the “Real Estate Note”) which will be drawn in conjunction with a separate “contract for purchase of property" as per Virginia State regulations. Both notes will bear interest @ of 2.5% per annum to be paid at maturity of the notes.  The Promissory Notes shall be reasonably satisfactory to the parties  in form and substance and be payable in full six months after settlement hereunder.  The Promissory Notes shall be guaranteed by a personal guaranty of Sabir Saleem (the “Guaranty”), the controlling party of Buyer.  Payment of the Personal Property Note shall be secured by a Security Agreement executed by Buyer at Closing, evidenced by a UCC1 which Seller may record in the appropriate office at the Virginia State Corporation Commission.

3.1There shall be drawn a "Contract for Deed" reasonably acceptable to the parties in form and substance which will be held in escrow with National Title & Settlements Group, Inc., Att.: Mumtaz Bhatti, Esq, and may be released from escrow without the written approval of both parties, in the sole event the Promissory Notes are paid in full.

3.2Re-sale of Assets Permissible.

The Buyer is permitted to re-sell the assets purchased herein to any entity that the Buyer has an economic interest in. In such event the Buyer shall not be absolved of the liability under the Promissory Notes along with the subordinated security interest of the Seller. The Buyer desires to re-sell the purchased assets to a company to be named FFLO - Inside Auto Parts, Inc. (EIN # 84-3009635).

3.3Employment of Anderson Jackson

Following Closing, Anderson Jackson shall serve as Chief Executive Office of the entity which acquires title to the Personal Property for at least as long as the Promissory Notes remain unpaid, pursuant to a mutually agreeable Employment Agreement (the “Employment Agreement”). Among other terms, the employment agreement shall provide for a weekly salary of $925, plus a bonus of ten percent of annual gross sales receipts exceeding $500,000, determined on a prorata basis.

1.Closing.

The consummation of the purchase and sale of the Purchased Assets (the "Closing") shall be held at 4:00 p.m. on December 22, 2020 or sooner by agreement of the parties, at such place as Buyer and Seller may agree.

The assets excluding land and building shall be transferred to the order of the Buyer, i.e., to FFLO - Inside Auto Parts, Inc. however, the Seller will continue as "operator" for record,  until such time that the Department of Motor Vehicles has issued a new license in the name of the Buyer. Upon closing, all revenues generated and all costs and expenses incurred will be borne by the Buyer and shall thus be on account of the Buyer.

a.At the Closing, Sellers shall deliver the Purchased Assets to Buyer and shall deliver the following documents to Buyer:

i.an Assignee's Bill of Sale in substantially the form of Exhibit B;

ii.list of Inventory as reflected in the yard management system (Hollander) as of date of closing (Seller agrees to provide Buyer, at closing, with the first and last pages of the inventory report/summary), and Equipment;

iii.Closing Statement;

iv.the Contract for Deed; and

v.such other documents as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

b.At Closing Buyer shall deliver the executed Promissory Notes to Seller and shall deliver to Seller the following documents:

i.executed counterparts of the Closing Statement;

ii.a Security Agreement intended to establish a lien on the tangible property which is a part of the Purchased Assets;

iii.The Guaranty;

iv.The Employment Agreement; and

v.such other documents as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

c.Both parties undertake to provide, submit and execute any documents that may be required by their respective legal counsel and are pending preparation or submission or are awaited from any third party to enable completion and perfecting documentation for the transaction being contemplated herein.

3.Delivery and Condition of the Purchased Assets.

Immediately upon completion of the Closing, Sellers shall be deemed to have fully and completely transferred to Buyer all his rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Purchased Assets from and after the Closing.

a.Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

b.EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER DOES NOT

MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

4.Conditions Precedent to Closing.

The performance by Seller and Buyer of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

5.Default.

If Seller fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Buyer shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever.  If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

6.Indemnity.

Buyer shall indemnify, defend and hold Sellers harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Sellers may suffer or incur arising out of or based upon:

a.the breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement;

b.the operation of the Business and the use of any of the Purchased Assets after the Closing.

c.any loan, grant, concession and / or financial assistance offered by the State or Federal Government and received by the Sellers during the transaction of license period i.e., after the date of closing will be for the benefit of the Buyer and any liability arising thereof will also be the responsibility of the Buyer.

7.Notices.

Any notice required or permitted by this Agreement shall be in writing and effectively delivered for all purposes if delivered personally, by overnight delivery service or by United States mail, certified mail, postage prepaid, return receipt requested and:

If directed to Sellers: 11129 Zachary Taylor Highway, Unionville, VA 22567
If directed to Buyer: 6269 Caledon Road, King George, VA 22485

All notices shall be deemed delivered upon receipt.

8.Survival.

The representations, warranties and covenants contained herein shall not survive Closing, except as otherwise provided herein.

9.Brokers.

Seller warrants to the Buyer that it has engaged, consented to, and authorized a broker, namely, Mr. Zack Reed, of Bristol Group to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it. Such fees are the sole responsibility of the Seller.

10.Amendment and Modification.

This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

11.Severability.

Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

12.Entire Agreement.

This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

13.Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

14.Counterparts.

This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original.

15.Headings, Exhibits.

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement.  All lettered Exhibits are attached to and by this reference made a part of this Agreement.

16.Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BUYER:
Free Flow, Inc.

BY: /s/ Sabir Saleem

Sabir Saleem, CEO

SELLER:
Inside Auto Parts, Inc.

BY: /s/ Anderson Jackson

Anderson Jackson, President

EXHIBIT A-1

ASSETS LIST

Category	#	Item	Location
AUTO/TRANSPORT EQUIPMENT
	1	96 GREY TOYOTA TRUCK	Delivery (Ervin)
	2	96 WHITE TOYOTA TRUCK	Delivery (Steve)
	3	96 GREEN TOYOTA TRUCK	Yard
	4	96 BLACK TOYOTA TRUCK	Yard
	5	96 BLACK TOYOTA TRUCK	Yard
	6	96 WHITE DUMP TRUCK	Yard
	7	96 WHITE FLATBED TRUCK	Yard
FURNITURE AND FIXTURES
	8	COMPUTER-1	AJ's Office
	9	COMPUTER-2	Melody's Office
	10	COMPUTER- 3	Admin Office
	11	COMPUTER-4	Front Counter
	12	COMPUTER- 5	QuickBooks (POS)
	13	COMPUTER-6	UPS
	14	COMPUTER- 7	Powerlink
	15	PRINTER -1	Melody's Office
	16	PRINTER- 2	Admin Office
	17	PRINTER- 3	QuickBooks (POS)
	18	PRINTER-4	File Room
	19	PRINTER - 5	Powerlink
	20	PRINTER - 6	UPS Printer
	21	MONITOR-1	AJ's Office
	22	MONITOR-2	Melody's Office
	23	MONITOR-3	Admin Office
	24	MONITOR-4	Front Counter
	25	MONITOR-5	QuickBooks (POS)
	26	MONITOR-6	UPS
	27	MONITOR-?	Powerlink
	28	DESKS (5)	Offices
	29	OFFICE CHAIRS (8)	Offices
	30	ACCENT CHAIRS (6)	Offices
	31	CONFERENCE TABLE	Melody's Office
	32	SIDE TABLES (2)	AJ's Office
	33	FILE CABINETS (8)	Offices
	34	BOOKSHELVES (8)	Offices
	35	PICTURES & WALL ART	Main Building
	36	KITCHEN CABINETS (4)	Main Building
	37	KITCHEN SINK & VANITY	Main Building
	38	KITCHEN APPLIANCES	Main Building
	39	KITCHEN BOOTHS (2)	Main Building
	40	LAPTOP	Mobile
	41	PROJECTOR WITH CASE	Mobile
	42	SECURITY SYSTEM	Main Building
	43	MULTl-LINE PHONE SYSTEM	Main Building
	44	POOL TABLE	Breakroom
	45	TREADMIL	Main Building
	46	ELIPTICAL	Breakroom
	47	STATIONARY BIKE	Breakroom
FURNITUREAND FIXTURES (cont.)
48	WHITE BOARDS (3)		Main Building

49	MOVIES	Breakroom
50	CLASSROOM FURNITURE	G-Building
51	BATHROOM	Main Building
52	KITCHEN PLACE SETTINGS	Above Kitchen Storage
53	COMPUTER SOFTWARE	System-Specific
54	COMPUTER SYSTEM - POWERLINK	Melody's Office
55	INTERNET SATELLITE	Main Building
56	SUPPLY CABINET	UPS Room
MACHINERY & EQUIPMENT
57	CLEAN BURN	Dismantle Shop
58	STORAGE RACKS	Buildings
59	RACKING	Buildings
60	WAREHOUSE FORKLIFT	Main Building
61	HEYSTER FORKLIFT	Backup Shop
62	LIFT (2)	Dismantle Shop & Backup Shop
63	DISMANTLING TABLE	Dismantle Shop
64	YARD TRUCK	Yard
65	CAR DOLLY	Dismantle Shop
66	JOHN DEERE LOADER	Warehouse
67	GORILLA RACKS	Buildings
68	RAND RACKS	Above Kitchen Storage
69	BACKUP GENERATOR	Main Building
70	AIR COMPRESSOR (2)	Dismantle Shop & Back up Shop
71	TIRE MACHINE	Main Building
72	PRESSURE WASHER	Main Building
73	LOCKERS	Main Building
74	FITNESS EQUIPMENT	Main Building
75	LAWN EQUIPMENT	Main Building
76	SECURITY SAFE	Melody's Office

EXHIBIT B-1

SELLER’S MASTER BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Inside Auto Parts, Inc., a Virginia corporation ("SELLER"), hereby assigns, conveys and transfers over unto FFLO-Inside Auto Parts, Inc. ("BUYER"), all of its right, title and interest, in and to the assets described on Exhibit A. attached hereto (the “Purchased Assets”) .

THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 1st day of December  2020.

Inside Auto Parts, Inc.

/s/ Anderson Jackson

BY: Anderson Jackson, Jr., President